                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the registrant  [X]
    Filed by a party other than the registrant  [ ]

    Check the appropriate box:
    [X]  Preliminary proxy statement         [ ]  Confidential, for use of the Commission Only
    [ ]  Definitive proxy statement               (as permitted by Rule 14a-6(e)(2))
    [ ]  Definitive additional materials
    [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 POWERTEL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
              (1) Title of each class of securities to which transaction applies:
              (2)  Aggregate number of securities to which transaction applies:
              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              (4)  Proposed maximum aggregate value of transaction:
              (5)  Total fee paid:

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
              (1)  Amount Previously Paid:
              (2)  Form, Schedule or Registration Statement No.:
              (3)  Filing Party:
              (4)  Date Filed:

                                     [LOGO]
                                 POWERTEL, INC.
                             1233 O.G. SKINNER DRIVE
                            WEST POINT, GEORGIA 31833
                                 (706) 645-2000

                                                                    April , 1998

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Powertel, Inc. ("Powertel" or the "Company") to be held on Thursday, May 21, 1998 at 10:00 a.m. local time at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854. As described in the enclosed Proxy Statement, at the Annual Meeting the stockholders of Powertel will be asked: (i) to consider and vote upon a proposed amendment to the Third Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 55,000,000 shares to 100,000,000 shares; (ii) to elect three directors to serve on the Company's Board of Directors, each for a three-year term; (iii) to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1998; and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote: (i) FOR the approval and adoption of the proposed amendment to the Third Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 55,000,000 shares to 100,000,000 shares;
(ii) FOR the election of the three nominees of the Board of Directors as directors, each for a three-year term; and (iii) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1998.

         Included with the Proxy Statement is a copy of the Company's Annual Report to Stockholders. We encourage you to read the Annual Report. It includes the Company's audited financial statements for the year ended December 31, 1997 as well as information on the Company's operations, markets, products and services.

         We urge you to review carefully the enclosed materials and to return your proxy promptly. Whether or not you plan to attend the Annual Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                   Sincerely,


                                   ---------------------------------------
                                   Allen E. Smith
                                   Chief Executive Officer

                                 POWERTEL, INC.
                             1233 O.G. SKINNER DRIVE
                            WEST POINT, GEORGIA 31833
                                 (706) 645-2000

                -------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1998
                -------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Powertel, Inc. ("Powertel" or the "Company") will be held on Thursday, May 21, 1998 at 10:00 a.m. local time at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854, for the following purposes:

                  1. to consider and vote upon the proposed amendment to the Company's Third Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 55,000,000 shares to 100,000,000 shares (Proposal 1);

                  2. to elect three directors to serve on the Company's Board of Directors, each for a three-year term (Proposal 2);

                  3. to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1998 (Proposal 3); and

                  4. to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Pursuant to the Restated By-laws, the Board of Directors of the Company has fixed the close of business on Wednesday, April 1, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only record holders of the Common Stock of the Company at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                   By Order of the Board of Directors



                                   ---------------------------------------
                                   Allen E. Smith
                                   Chief Executive Officer

April    , 1998


         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
SUMMARY .....................................................................       2
INTRODUCTION ................................................................       4
ANNUAL MEETING ..............................................................       4
         Outstanding Shares and Voting Rights ...............................       4
                  Record Date ...............................................       4
                  Quorum ....................................................       4
                  Voting Rights and Related Matters .........................       4
                  Dissenters' Rights ........................................       4
         Proxies ............................................................       5
AMENDMENT TO THIRD RESTATED CERTIFICATE OF INCORPORATION ....................       6
         Text of Amendment 6.................................................       6
         Reasons for and Possible Effects of the Proposed Amendment .........       6
         Anti-Takeover Effect of Proposed Amendment .........................       6
         Required Vote and Related Matters ..................................       7
ELECTION OF DIRECTORS .......................................................       8
         Information as to Nominees, Other Directors and Executive Officers .       8
         Director Nominees ..................................................       9
         Other Directors and Executive Officers .............................      10
         Committees of the Board of Directors and Nominations by
           Stockholders......................................................      12
         Certain Relationships and Related Transactions .....................      12
                  ITC Holding ...............................................      12
                  Other Transactions ........................................      13
         Compliance with Section 16(a) of the Exchange Act ..................      14
EXECUTIVE COMPENSATION ......................................................      15
         Option Grants ......................................................      16
         Option Exercises and Holdings ......................................      16
         Benefit Plans ......................................................      16
                  Restricted Stock Plan .....................................      16
                  Employee Stock Option Plan ................................      17
                  401(k) Plan ...............................................      17
         Compensation of the Company's Directors ............................      18
                  Director Fees and Related Matters .........................      18
                  Nonemployee Stock Option Plan .............................      18
         Compensation Committee Interlocks and Insider Participation ........      18
         Compensation/Stock Option Committee Report on Executive Compensation      19
                  Base Salary ...............................................      19
                  Management Incentive Compensation Plan ....................      19
                  Long-term Incentive Compensation ..........................      20
                  Other .....................................................      20
                  1997 Compensation of Chief Executive Officer ..............      20
                  Pay Deductibility Limit ...................................      21
         Comparative Company Performance ....................................      21
         Beneficial Ownership of Capital Stock ..............................      22
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS ...............      24
         Required Vote and Related Matters ..................................      24
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS ................................      25
VOTING PROCEDURES ...........................................................      25
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ...........................      25
AVAILABLE INFORMATION .......................................................      25
OTHER MATTERS ...............................................................      26

                                 POWERTEL, INC.
                             1233 O.G. SKINNER DRIVE
                            WEST POINT, GEORGIA 31833
                                 (706) 645-2000

               --------------------------------------------------
                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1998
               --------------------------------------------------

         This Proxy Statement is being furnished to the stockholders of Powertel, Inc., a Delaware corporation ("Powertel" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Powertel (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of Powertel to be held at 10:00 a.m. local time, on Thursday, May 21, 1998 at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of the Company on or about April , 1998.

         At the Annual Meeting, stockholders will be asked: (i) to consider and vote upon a proposed amendment to the Third Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 55,000,000 shares to 100,000,000 shares; (ii) to elect three directors to serve on the Company's Board of Directors, each for a three-year term; (iii) to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1998; and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
                            ------------------------

         IN DETERMINING WHETHER TO APPROVE THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT, STOCKHOLDERS SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION INCLUDED IN THIS PROXY STATEMENT.

                            ------------------------

              THE DATE OF THIS PROXY STATEMENT IS APRIL   , 1998.

                                     SUMMARY

         The following is a summary of certain information contained in this Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement. Stockholders are urged to review carefully the entire Proxy Statement, including the documents incorporated by reference herein.

Date, Time, Place of
   Meeting and Matters to be
   Presented for Action..........................    The Annual Meeting of Stockholders of Powertel will be held on Thursday, May
                                                             21, 1998 at 10:00 a.m. local time at The Cotton Duck, 6101 20th Avenue,
                                                             Valley, Alabama 36854.

                                                     At the Annual Meeting, and at any adjournments thereof, stockholders will be asked: (i) to consider and vote upon a proposed amendment to the Third
                                                             Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 55,000,000 shares to 100,000,000 shares (Proposal 1, see page 6); (ii) to elect three directors to serve on the Company's Board of Directors, each for a three-year term
                                                             (Proposal 2, see page 8); (iii) to ratify the appointment of Arthur
                                                             Andersen LLP as independent public accountants of the Company for the year ending December 31, 1998 (Proposal 3, see page 24); and (iv) to transact such other business as may properly come before the Annual
                                                             Meeting or any adjournments thereof. See "Introduction" and "Annual
                                                             Meeting."

Record Date......................................    Only stockholders of record at the close of business on Wednesday, April 1,
                                                             1998 (the "Record  Date") are entitled to notice of and to vote at the
                                                             Annual Meeting or any adjournment thereof.  See "Annual Meeting--
                                                             Outstanding Shares and Voting Rights--Record Date."

Quorum...........................................    The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum.  See "Annual Meeting--Outstanding Shares and Voting
                                                             Rights--Quorum."

Voting Rights and Related
   Matters.......................................    Each stockholder is entitled to one vote per share with respect to all matters, including the election of directors.  The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the amendment to the Third Restated
                                                             Certificate of Incorporation to increase the number of authorized shares of Common Stock. Directors will be elected by a plurality of the votes cast by the shares entitled to vote. The affirmative vote of a majority of the total votes cast is required to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1998. See "Annual Meeting--Outstanding
                                                             Shares and Voting Rights--Voting Rights and Related Matters."


Dissenters' Rights...........................        Stockholders have no dissenters' rights in connection with the approval of any of the  matters to be presented at the Annual Meeting.  See
                                                             "Annual Meeting--Outstanding Shares and Voting Rights--Dissenters'
                                                             Rights."

Revocability of Proxies......................        A Powertel stockholder giving a proxy in the form accompanying this Proxy
                                                             Statement has the power to revoke the proxy prior to its exercise.
                                                             A proxy may be revoked by: (i) delivering a written notice of revocation to the Secretary of the Company prior to the Annual
                                                             Meeting; (ii) delivering to the Company a duly executed  proxy bearing a later date; or (iii) attending the Annual Meeting and voting in person.  See "Annual Meeting--Proxies."

Board Recommendations........................        The Board has approved and recommends the approval by the stockholders of:
                                                             (i) the proposed amendment to the Third Restated Certificate of
                                                             Incorporation to increase the number of authorized shares of Common
                                                             Stock from 55,000,000 shares to 100,000,000 shares; (ii) the election of three directors to serve on the Company's Board of Directors;
                                                             and (iii) the ratification of the appointment of Arthur Andersen
                                                             LLP as the Company's independent public accountants for the year ending
                                                             December 31, 1998.

                                  INTRODUCTION

         This Proxy Statement is being furnished to the stockholders of Powertel in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, May 21, 1998 at 10:00 a.m. local time at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854.

         At the Annual Meeting, stockholders will be asked: (i) to consider and vote upon a proposed amendment to the Third Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 55,000,000 shares to 100,000,000 shares (Proposal 1); (ii) to elect three directors to serve on the Company's Board of Directors, each for a three-year term (Proposal 2); (iii) to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1998 (Proposal 3); and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

                                 ANNUAL MEETING

OUTSTANDING SHARES AND VOTING RIGHTS

         Record Date. Only stockholders of record at the close of business on Wednesday, April 1, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. At the close of business on the Record
Date, the Company had outstanding           shares of Common Stock held of
record by approximately           persons.

         Quorum. The Restated By-laws provide that the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

         Voting Rights and Related Matters. Each stockholder is entitled to one vote per share with respect to all matters, including the election of directors. There is no cumulative voting of shares. Stockholders' votes will be tabulated by the persons appointed by the Chairman of the Annual Meeting to act as inspectors of election for the Annual Meeting. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the amendment to the Third Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. Directors will be elected by a plurality of the votes cast by the shares entitled to vote. The affirmative vote of a majority of the total votes cast is required to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1998. Abstentions are considered shares present and entitled to vote under the Delaware General Corporation Law (the "Delaware Law") and, therefore, will have the same effect as a negative vote with respect to the proposal to amend the Third Restated Certificate of Incorporation to increase the number of authorized shares. Broker non-votes will have the same effect as a negative vote with respect to the proposal to amend the Third Restated Certificate of Incorporation.

         Dissenters' Rights. Stockholders are not entitled under the Delaware Law to appraisal rights in connection with the approval of any of the matters to be presented at the Annual Meeting.

PROXIES

         The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. However, a stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise by: (i) delivering prior to the Annual Meeting a written notice of revocation bearing a later date to Lorena G. Turner, Assistant Secretary, Powertel, Inc., 1233 O.G. Skinner Drive, West Point, Georgia 31833;
(ii) delivering to the Company a duly executed proxy bearing a later date; or
(iii) attending the Annual Meeting and voting in person. The shares represented by each properly executed proxy not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED: (I) FOR PROPOSAL 1 TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO THE THIRD RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 55,000,000 SHARES TO 100,000,000 SHARES; (II) FOR PROPOSAL 2 TO ELECT THE THREE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS, EACH FOR A THREE-YEAR TERM; AND
(III) FOR PROPOSAL 3 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1998.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, directors and employees of the Company, who will not be compensated specifically for such solicitation activities. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

         HOLDERS OF SHARES OF COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE POSTAGE PAID ENVELOPE THAT HAS BEEN PROVIDED.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

            AMENDMENT TO THIRD RESTATED CERTIFICATE OF INCORPORATION
                                  (PROPOSAL 1)

         The Company's Board of Directors has approved and recommends the adoption by stockholders of the following amendment to Section 5.1 of the Third Restated Certificate of Incorporation, which amendment would increase the number of authorized shares of Common Stock from 55,000,000 shares to 100,000,000 shares.

TEXT OF AMENDMENT

         "The Third Restated Certificate of Incorporation of the Corporation hereby is amended by deleting Section 5.1 thereof in its entirety, and inserting in lieu thereof the following:

                  5.1 AUTHORIZED SHARES. The aggregate number of shares of stock which the Corporation shall have the authority to issue is 101,000,000. 1,000,000 of such shares shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock"). 100,000,000 of such shares shall be Common Stock, all of one class, having a par value of $.01 per share ("Common Stock")."

         The Third Restated Certificate of Incorporation, as presently in effect, provides that the aggregate number of shares of stock which the Company shall have authority to issue is 56,000,000 shares, consisting of 55,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. On April 1,
1998, there were           issued and outstanding shares of Common Stock,
including            shares outstanding under the Company's 1995 Employee
Restricted Stock Plan. The following shares of Preferred Stock have been issued:
100,000 shares of Series A Convertible Preferred Stock; 100,000 shares of Series B Convertible Preferred Stock; 50,000 shares of Series C Convertible Preferred Stock; and 50,000 shares of Series D Convertible Preferred Stock (collectively, the "Outstanding Convertible Preferred Stock"). Thus, as of April 1, 1998,
          shares of Common Stock and 700,000 shares of Preferred Stock remained available for issuance without further action by the Company's stockholders.

REASONS FOR AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

         The Board of Directors believes that the proposed increase in the authorized shares of Common Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, mergers, acquisitions and other general corporate purposes. Having such authorized capital stock available for issuance in the future would give the Company greater flexibility and would allow additional shares of Common Stock to be issued without the expense and delay of a special meeting of stockholders. Elimination of the delay occasioned by the necessity of obtaining stockholder approval may better enable the Company to engage in financing transactions and acquisitions which take full advantage of changing market conditions. There are no present agreements, arrangements or understandings concerning the issuance of such shares.

         The proposed shares of Common Stock for which authorization is sought would be part of the existing class of such stock and would increase the number of shares of Common Stock available for issuance by the Company, but would have no effect upon the terms of the Common Stock or the rights of the holders of such stock. If and when issued, the proposed additional authorized shares of Common Stock would have the same rights and privileges as the shares of Common Stock presently outstanding. Holders of Common Stock will not have preemptive rights to purchase additional shares of Common Stock.

ANTI-TAKEOVER EFFECT OF PROPOSED AMENDMENT

         The existence of the additional authorized shares of Common Stock could have the effect of discouraging an attempt by any person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction. Although the Board of Directors has no present intention of doing so, it could issue shares of Common Stock or Preferred Stock in a public or private sale to purchasers who might agree with the Board of

Directors in opposing an attempt to change control of the Company. Thus, the issuance of the additional shares of Common Stock could be used to dilute the stock ownership of a takeover bidder. In addition, the Board of Directors may issue, without stockholder action, Common Stock, or warrants or other rights to acquire such stock, with terms designed to protect against certain takeovers, including partial takeovers and front-end loaded, two-step takeovers and freeze-outs and to control stockholder acquisitions, should the Board of Directors consider the action of such entity or person not to be in the best interests of the Company and its stockholders. To the extent that potential takeovers are thereby discouraged, stockholders may not have the opportunity to dispose of all or a part of their stock at a price that may be higher than that prevailing in the market. However, it also is possible that making shares of authorized, but unissued, Common Stock and Preferred Stock available for issuance may have the effect of increasing the price offered to the Company's stockholders in a tender or exchange offer.

         The proposed amendment to the Third Restated Certificate of Incorporation is not intended as an anti-takeover measure and is not part of a plan by the Board of Directors to adopt a series of anti-takeover measures. The Company's Board of Directors does not presently intend to propose any measures designed to discourage any unfair or unnegotiated takeovers but reserves the right to propose and adopt such measures if the Board of Directors determines that such measures are in the best interests of the Company and its stockholders.

REQUIRED VOTE AND RELATED MATTERS

         The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve the amendment to the Third Restated Certificate of Incorporation to increase the Company's number of authorized shares of Common Stock from 55,000,000 shares to 100,000,000 shares.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 2)

         Pursuant to the Third Restated Certificate of Incorporation, the Board of Directors shall consist of not fewer than three nor more than 15 directors, divided into three classes, as nearly equal in number as possible, with the number of directors determined within such limits by resolution of the Board of Directors. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. The directors elected at the Annual Meeting will hold office for a term of three years and until their successors are elected and qualified.

         At the Annual Meeting, three directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. All nominees are now directors of the Company. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Directors will be elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at the Annual Meeting. There are no cumulative voting rights in the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD'S NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY.

INFORMATION AS TO NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

         The director nominees, other directors and executive officers of the Company and their ages and terms of office (in the case of directors) as of March 23, 1998 are as follows:

                                                                                                           TERM AS
                                                                                                           DIRECTOR
         DIRECTOR NOMINEES                 AGE                   POSITION(S) WITH COMPANY                   EXPIRES
         -----------------                 ---                   ------------------------                  --------
Campbell B. Lanier, III...................  47        Chairman of the Board of Directors                     1998
Allen E. Smith............................  48        President, Chief Executive Officer and Director        1998
Lawrence M. Gressette, Jr.................  66        Director                                               1998

         OTHER DIRECTORS                                                                                    TERM AS
          AND EXECUTIVE                                                                                    DIRECTOR
            OFFICERS                       AGE                     POSITION(S) WITH COMPANY                 EXPIRES
         ---------------                   ---                     ------------------------                ---------
Fred G. Astor, Jr.........................  46        Executive Vice President and Chief Financial Officer     --
Rodney D. Dir.............................  40        Executive Vice President-- PCS                           --
Nicholas J. Jebbia........................  50        Executive Vice President-- PCS                           --
George R. Johnson.........................  56        Executive Vice President-- PCS                           --
Walter R. Pettiss.........................  64        Executive Vice President-- PCS                           --
Michael P. Tatom..........................  45        Executive Vice President-- PCS                           --
Donald W. Burton..........................  54        Director                                               1999
Bert G. Clifford..........................  78        Director                                               1999
O. Gene Gabbard...........................  57        Director                                               2000
Maurice P. O'Connor.......................  47        Director                                               1999
William B. Scott, III.....................  50        Director and Secretary                                 2000
William B. Timmerman......................  51        Director                                               2000
Donald W. Weber...........................  61        Director                                               2000

         Certain of the executive officers and directors listed above hold or have held positions in several corporations related to the Company, including ITC Holding Company, Inc. ("ITC Holding"), SCANA Corporation ("SCANA") and various subsidiaries of ITC Holding. In addition, certain officers and directors have ownership interests in ITC Holding and SCANA. The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arms' length transactions with independent third parties. Any other matters involving potential conflicts of interest are to be resolved on a case-by-case basis. See "-- Certain Relationships and Related Transactions."

         Officers of the Company are appointed at the Board's first meeting after each annual meeting of stockholders. Officers hold office for a term of one year and until their successors are chosen and qualify or until their earlier resignation or removal.

DIRECTOR NOMINEES

         CAMPBELL B. LANIER, III has served as Chairman of the Board of Directors of the Company since its inception in April 1991 and was Chief Executive Officer of the Company from its inception to September 1993. Mr. Lanier serves as Chairman of the Board and Chief Executive Officer of ITC Holding and has served as a director of ITC Holding (or its predecessor companies) since that company's inception in 1985. In addition, Mr. Lanier served as a director and President of Interstate Cellular, Inc. since its inception in 1989 until its dissolution in June 1995, and he also is an officer and director of several ITC Holding subsidiaries. Since 1997, Mr. Lanier has been a director of Innotrac Corporation ("Innotrac"), which provides customized, technology-based marketing support services, and Chairman of the Board and a director of ITC DeltaCom, Inc. ("ITC DeltaCom"), which provides retail and wholesale telecommunications services. Since 1995, he has been a director of K&G Mens Centers, Inc. ("K&G Mens Centers"), an operator of retail mens clothing stores, and a director of KNOLOGY Holdings, Inc. ("KNOLOGY"), a broadband communications services company. Since 1994, he has been a director of MindSpring Enterprises, Inc. ("MindSpring"), an Internet access provider. Since 1990, he has been a director of National Vision Associates, Ltd., a full service optical retailer, and Vice Chairman of the Board of AvData Systems, Inc. ("AvData"), a company providing satellite data transmission services. He served as Chairman of the Board of AvData from 1988 to 1990. From 1984 to 1989, Mr. Lanier served as Chairman of the Board of Async Corporation ("Async"), a company providing voice message services. Mr. Lanier also served as Vice President -- Industry Relations of Telecom*USA, Inc. ("Telecom") from 1984 to 1988 and as Senior Vice President Industry Relations from January 1989 until Telecom's merger with MCI Communications Corporation ("MCI") in August 1990. From 1984 to 1985, he served as Chief Executive Officer of SouthernNet, Inc. ("SouthernNet") and from 1985 to 1986 he was Vice Chairman of the Board of SouthernNet. Since 1988, Mr. Lanier has also been a special limited partner in the South Atlantic Venture Fund II, Limited Partnership and South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners II, Limited Partnership and South Atlantic Venture Partners III, Limited Partnership, respectively, are the general partners and of each of which Donald W. Burton, who is a Director of the Company, is the managing general partner. Mr. Lanier also has served as a Managing Director of South Atlantic Private Equity Fund IV, Limited Partnership since 1997.

         ALLEN E. SMITH has been Chief Executive Officer of the Company since September 1993, has been the President and a Director of the Company since January 1991, and was Chief Operating Officer of the Company from January 1991 to September 1993, when he became Chief Executive Officer. Mr. Smith has been a Vice President of ITC Holding since January 1991. From 1988 to 1990, Mr. Smith held several executive positions with Telecom, including Senior Vice President -- Customer Services, Senior Vice President -- Administration and Senior Vice President -- Human Resources and Administration. During 1988, Mr. Smith was Vice President -- Telemarketing and Training at SouthernNet. From 1987 to 1988, Mr. Smith was the Vice President of Marketing of Southland Communications Corporation ("Southland"), a telecommunications company. During 1986, Mr. Smith was the Executive Vice President and General Manager of Southland Cellular, Inc., a subsidiary of Southland, where he managed the Pensacola, Florida metropolitan service area, as well as voice and digital paging services.

         LAWRENCE M. GRESSETTE, JR. was appointed a Director of the Company in 1995. From 1990 to 1997, he served as Chairman, President and Chief Executive Officer of SCANA, a diversified utility company. Since April

1997, Mr. Gressette has served as a director and as Chairman of the Executive Committee of the Board of Directors of SCANA. He also is a director of Wachovia Corporation, a bank holding company, and The Liberty Corporation, a holding company of Liberty Life Insurance Co. and Cosmos Broadcasting Corp.

OTHER DIRECTORS AND EXECUTIVE OFFICERS

         Fred G. Astor, Jr. has been Chief Financial Officer of the Company since May 1991, served as Treasurer of the Company from May 1991 until May 1995, and was Vice President of the Company from May 1991 until May 1995, when he was named Executive Vice President. Mr. Astor worked for Contel Credit Corporation, a finance subsidiary which was acquired by General Electric Capital Corporation from 1976 to 1989 in various financial capacities. From 1983 to 1987, he served as the Assistant Corporate Controller in charge of financial reporting, and from 1987 until late 1989, he served as Vice President -- Finance for Contel Corporation, a telecommunications company which merged with GTE Corporation in March 1991 ("Contel"). In January 1990, he joined Telecom as its Vice President -- Finance/Southern Division, and he served in that capacity until Telecom's merger with MCI was consummated. In November 1990, Mr. Astor accepted a position with ProAir Services, L.P. as Vice President -- Finance. He served as that company's Chief Financial Officer until accepting his current position with the Company.

         RODNEY D. DIR joined the Company in August 1996 as Executive Vice President and General Manager for the Atlanta, Georgia major trading area ("MTA"). From 1995 to 1996, Mr. Dir served as Area General Manager for GTE Mobilnet Incorporated ("GTE Mobilnet") in California. He joined GTE Telephone Operations in 1984 serving in various finance, accounting and regulatory positions. In 1989, he joined GTE Mobilnet's cellular division. Before joining GTE Telephone Operations, Mr. Dir worked with Kiesling and Associates, a certified public accounting firm, providing accounting and management services to telecommunications clients.

         NICHOLAS J. JEBBIA joined the Company in January 1996 as Executive Vice President and General Manager for the Memphis, Tennessee/Jackson, Mississippi MTA. From 1990 to 1995, Mr. Jebbia served as Vice President and General Manager of New Ventures for National Data Corporation. From 1983 to 1990, he was Vice President of Service with United Telecommunications. Prior to 1983, he served in various management positions with Ohio Bell Telephone.

         GEORGE R. JOHNSON joined the Company as a Vice President -- PCS in May 1995 and was named Executive Vice President and General Manager for the Birmingham, Alabama MTA in August 1995. From 1990 to 1995, he served as a Product Manager for BellSouth Telecommunications, Inc. From 1989 to 1990, he was National Sales Manager for BellSouth Products, Inc., a consumer telephone products company.

         WALTER R. PETTISS joined the Company as a Vice President -- PCS in April 1995 and was named Executive Vice President and General Manager for the Jacksonville, Florida MTA in August 1995. From 1992 to 1994, Mr. Pettiss served as Chief Operating Officer of WJB-TV, L.P., a provider of wireless cable television service, and its successor corporation, Wireless Broadcasting System of America, Inc. Since 1991, he has served as a director of Electronic Power Technology, Inc. ("EPT"). In 1995, he became Chairman of the Board of Directors of EPT. In December 1995, EPT filed for protection of its assets under Chapter 7 of the U.S. Bankruptcy Code. From 1990 to 1992, he served as Chief Operating Officer of WJB-Video, L.P., a Blockbuster Video franchisee. From 1987 through 1989, he was a Senior Vice President of SouthernNet.

         MICHAEL P. TATOM joined the Company in February 1995 as Director of Sales. Since May 1995, he has served as Vice President and General Manager of the Company's southern cellular division and, in March 1997, was named Executive Vice President and General Manager for certain of the Company's to-be-acquired PCS properties in Kentucky and Tennessee. From 1990 to 1995, Mr. Tatom served as a Branch Manager and General Manager of the Small Business Division of AT&T Corp.

         DONALD W. BURTON was appointed a Director of the Company in 1995. He has served as the Managing General Partner of the South Atlantic Venture Funds since 1983. He has served as the General Partner of The Burton Partnership, Limited Partnership since 1979. Mr. Burton serves as a Director of MTL Inc., a bulk transportation service company, K&G Mens Centers, ITC DeltaCom, the Heritage Group of Mutual Funds and several private companies. He is also a director of the National Venture Capital Association.

         BERT G. CLIFFORD was appointed Vice Chairman of the Board of Directors of the Company on March 28, 1994 concurrent with the Company's acquisition of Unity Cellular Systems, Inc. ("Unicel"). Mr. Clifford has been the Chairman of the Board and President of Unity Telephone Company since 1963. In connection with the Company's acquisition of Unicel, Mr. Clifford retired from his positions as the Chairman of the Board of Directors, President and Chief Executive Officer of Unicel, which positions he had held since Unicel's inception in 1987. Mr. Clifford is the father-in-law of Maurice P. O'Connor, who is also a Director of the Company.

         O. GENE GABBARD has been a Director of the Company since February 1992. He has worked independently as an entrepreneur and consultant since February 1993. Mr. Gabbard currently serves as a director of ITC Holding, MindSpring, ITC DeltaCom and two telecommunications technology companies, Dynatech Corporation and Adtran, Inc. From August 1990 through January 1993, he served as Executive Vice President and Chief Financial Officer of MCI. He served in various senior executive capacities, including Chairman of the Board, President and Chief Executive Officer of Telecom from December 1988 until Telecom's merger with MCI in August 1990. From July 1984 to December 1988, he was Chairman and/or President of SouthernNet.

         MAURICE P. O'CONNOR has been a Director of the Company since March 1994 and served until May 1997 as a Vice President of the Company, with general responsibility for the operations of Unicel, a former subsidiary of the Company that provided cellular telephone service in the State of Maine. In 1997, the Company sold substantially all of its assets in the State of Maine to MRCC, Inc. ("MRCC"), a subsidiary of Rural Cellular Corporation. Mr. O'Connor currently serves as Vice President and General Manager of MRCC. He also serves as a director of Unitel, Inc., a local exchange carrier in the State of Maine. Mr. O'Connor served as General Manager of Unicel from 1991 until March 1994 and had been employed by Unicel in other management capacities since 1989. From 1984 until joining Unicel in 1989, Mr. O'Connor was President and General Manager of New England Landscape & Irrigation Company in Palmer, Massachusetts. From 1977 to 1984, he was the President of Cypress Landscaping & Construction in Houston, Texas. Mr. O'Connor is the son-in-law of Bert G. Clifford, who is also a Director of the Company.

         WILLIAM H. SCOTT, III served as Vice Chairman of the Board of Directors of the Company from its inception in April 1991 until February 7, 1996 and was reappointed as a Director and Secretary on March 21, 1996. Mr. Scott has served as President of ITC Holding (or its predecessor company) since December 1991 and has been a director of ITC Holding (or its predecessor company) since May 1989. He served as a director and Executive Vice President of Interstate Cellular from May 1989 until its dissolution in June 1995, and he also is an officer and director of several other ITC Holding subsidiaries. Mr. Scott has served on the Boards of Directors of AvData since 1988, of MindSpring since 1994, of KNOLOGY since 1995 and of ITC DeltaCom and Innotrac since 1997. Since 1997, Mr. Scott also has served as a director of IQI, Inc., a company which provides telemarketing services. From 1985 to 1989, Mr. Scott was an officer and director of Async. Between 1984 and 1988, Mr. Scott held several offices with SouthernNet, including Chief Operating Officer, Chief Financial Officer and Vice President -- Administration. He was a director of that company from 1984 to 1987.

         WILLIAM B. TIMMERMAN was appointed a Director of the Company in 1995. Since 1978, he has served in a variety of management positions at SCANA, including President, Senior Vice President, Executive Vice President and Chief Financial Officer. Subsequent to the retirement of Lawrence M. Gressette, Jr., Mr. Timmerman has served as Chairman, Chief Executive Officer and President of SCANA and as Chairman and Chief Executive Officer of each of SCANA's subsidiaries.

         DONALD W. WEBER has been a Director of the Company since December 1991. Mr. Weber also is a director of ITC Holding. He is also a director of Healthdyne Information Enterprise and Pegasus Communications Corporation, both of which are public companies. From 1981 until his retirement in October 1991, Mr. Weber held various executive positions, including President and Chief Executive Officer at Contel. Mr. Weber was a director of Contel from 1985 until 1991 and was a director of Contel Cellular, Inc., a cellular telephone company, from 1981 until 1991.

COMMITTEES OF THE BOARD OF DIRECTORS AND NOMINATIONS BY STOCKHOLDERS

         The Audit Committee of the Board of Directors reviews, with the Company's independent public accountants, the annual financial statements of the Company prior to publication, reviews the work of such independent public accountants and makes annual recommendations to the Board of Directors for the appointment of independent public accountants for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Company. During the year ended December 31, 1997, the Audit Committee was composed of Donald W. Burton, William Timmerman and Donald W. Weber and held one meeting.

         The Compensation/Stock Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and administers the issuance of stock options to the Company's officers, employees, consultants and advisors. The Compensation/Stock Option Committee also reviews general policy matters relating to compensation and benefits of employees of the Company. During the year ended December 31, 1997, the Compensation/Stock Option Committee was composed of O. Gene Gabbard, Lawrence M. Gressette, Jr., Donald W. Weber and William H. Scott, III and held five meetings.

         The Company does not have a standing nominating committee. The Board of Directors nominates candidates to stand for election as directors. The Third Restated Certificate of Incorporation permits stockholders to make nominations for directors but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice of stockholder nominations for directors must be delivered in writing to the Secretary of the Company no later than 90 days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of Common Stock owned, directly or indirectly, by the nominator.

         During the year ended December 31, 1997, the Board of Directors of the Company held four meetings. Lawrence M. Gressette, Jr. attended 50% or more of the aggregate of all board meetings and 80% of the aggregate of all meetings of committees of which he was a member. All other directors of the Company attended 75% or more of the aggregate of all board meetings and all meetings of committees of which they were members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal stockholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arms' length transactions with independent third parties. The following is a summary of certain transactions and relationships among the Company and its associated entities, and among the directors, executive officers and stockholders of the Company and its associated entities.

         ITC Holding . As of December 31, 1997, ITC Holding owned approximately 27.3% of the outstanding Common Stock of the Company. ITC Holding, through certain of its subsidiaries, from time to time provides the Company with various services, consisting principally of administrative and staff services, technical services and access services (switch technicians and maintenance), interconnection and facilities for the Company's switching office. The amount paid by the Company to ITC Holding and its subsidiaries during the fiscal year ended December 31, 1997 for such services was $706,000. The Company will periodically have outstanding affiliated receivables and payables related to timing of payments for such administrative services.

         On January 1, 1995, the Company, ITC Holding, InterServ Services Corporation, a former subsidiary of ITC Holding, and other parties entered into a Georgia general partnership, pursuant to which the partners owned and operated a multi-engine plane. The Company owned a 0.175% interest in this partnership. In October, 1997, the Company was a co-purchaser of this plane from the partnership, along with ITC Service Company, Inc., a wholly-owned subsidiary of ITC Holding, ITC DeltaCom and KNOLOGY. This group of companies also purchased a second jet-engine aircraft in November, 1997. The Company paid $92,000 during the fiscal year ended December 31, 1997 for its interest in and use of these aircraft.

         The Company utilizes fiber optic facilities of ITC DeltaCom for backhaul and transport of its personal communications service ("PCS") and cellular service operations. In addition, the Company entered into a co-location agreement with ITC DeltaCom for the lease of space to allow the Company to co-locate certain of its network equipment with facilities of ITC DeltaCom.
ITC DeltaCom also provides the Company with long-distance services, which the Company then re-sells to its customers, and with operator and directory assistance services branded with the "Powertel" name. The Company paid $4,176,000 to ITC DeltaCom during the fiscal year ended December 31, 1997.

         The Company utilizes certain telemarketing and other services of IQI, Inc. ("IQI"), a tele-services company into which a former subsidiary of ITC Holding, InterServ, Inc., merged. ITC Holding holds a 14% interest in IQI, and William H. Scott, III sits on its Board of Directors. The Company paid IQI $272,000 during the fiscal year ended December 31, 1997.

         Certain officers and directors of the Company hold or have held positions in ITC Holding and various subsidiaries of ITC Holding. See "-- Information as to Nominees, Other Directors and Executive Officers," "-- Director Nominees" and "-- Other Directors and Executive Officers." In addition, certain Company officers and directors have ownership interests in ITC Holding.

         Other Transactions . As of December 31, 1997, SCANA owned approximately 16.7% of the outstanding Common Stock of the Company. In addition, Messrs. Gressette and Timmerman are directors of the Company and are directors and executive officers of SCANA. SCANA, through SCANA Communications, Inc., owns all of the Series B Convertible Preferred Stock and Series D Convertible Preferred Stock of the Company. In addition, a subsidiary of SCANA, ProSolutions ("ProSolutions"), installed alternate power sources for the Company. The Company paid $4,076,000 to ProSolutions during the fiscal year ended December 31, 1997.

         As of December 31, 1997, The Huff Alternative Income Fund, L.P. ("Huff") owned approximately 7.8% of the outstanding Common Stock of the Company. In addition, Huff owns all of the Series C Preferred Stock of the Company.

         The Company purchases certain equipment and services related to the buildout of its PCS System from Ericsson Inc. ("Ericsson") and certain of Ericsson's subsidiaries. Ericsson owns all of the Series A Convertible Preferred Stock of the Company. The Company's total purchases for equipment and services from Ericsson were $110.4 million in 1997. In addition, Ericsson, along with other lenders, provides the Company with financing for such purchases under a $265.0 million credit agreement.

         The Company sells cellular and PCS telephones and provides cellular and PCS services to certain of its affiliates and their employees.

         The Company has entered into a master site lease agreement and construction management agreement with TowerCom, Inc. ("TowerCom"), a company that is 45% owned by South Atlantic Venture Fund III, Limited Partnership of which Donald W. Burton is the managing general partner. Under the terms of these agreements, TowerCom funds the construction of certain new tower facilities where the Company performs construction management services for such construction projects. Subsequent to construction, the Company leases tower space at such facilities. The Company has built and leased 32 sites pursuant to this agreement to date. The Company paid $102,000 to TowerCom during the fiscal year ended December 31, 1997.

         Since November 1991, the Company has leased a building located in Lanett, Alabama from Riverside Corporation, in which the mother and sisters of William H. Scott, III hold a majority ownership interest. The lease was originally for a five-year term, with options to renew for three successive five-year terms. The lease for the Lanett space was renewed in October 1996, and the current lease term expires in October 2001. ITC Holding subleased the building from the Company during the period from November 1991 to April 1992. The total amount payable during the term of the renewal lease is $55,000 (approximately $3.23 per square foot per year). Beginning on January 10, 1998, the Company entered into a long-term lease with KNOLOGY for 10,000 square feet of office space in West Point, Georgia. The monthly rental for the initial
10-year term of the lease is $10,000 (approximately $1.00 per square foot per month).

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC" or the "Commission") and the Nasdaq National Market. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during fiscal 1997, it executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the cash and non-cash compensation during the fiscal years 1997, 1996 and 1995 earned by or awarded to the Chief Executive Officer and to the other most highly compensated executive officers of the Company whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1997 (the "Named Executive Officers").

                           Summary Compensation Table


                                                                 LONG TERM COMPENSATION
                                                                          AWARDS
                                                                 -----------------------
                                         ANNUAL COMPENSATION     RESTRICTED   SECURITIES
                                        ---------------------      STOCK       UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITIONS     YEAR    SALARY        BONUS       AWARDS       OPTIONS    COMPENSATION
----------------------------     ----   --------      --------   ----------   -----------  ------------
Allen E. Smith                   1997   $196,119      $227,449   $    --       $58,243      $93,642(a)
President and Chief Executive    1996    188,519        92,790        --        35,310       82,505(b)
Officer                          1995    132,714        93,759    15,000(c))    41,174        5,424(d)

Fred G. Astor, Jr                1997    134,647       104,885        --        33,040       88,607(e)
Executive Vice President and     1996    132,080        57,889        --        15,916       81,865(f)
Chief Financial Officer          1995    104,269        57,430    15,000(c)     34,030        5,424(d)

Rodney D. Dir                    1997    125,890       104,102     5,362(g)      9,259       10,379(h)
Executive Vice President-- PCS   1996     38,949(i)     16,223        --        20,000       67,715(j)

Nicholas J. Jebbia               1997    128,919        55,237     1,989(g)     32,280       10,784(h)
Executive Vice President-- PCS   1996    128,148(k)     56,557        --            --       22,016(l)
                                 1995         --            --        --        20,000           --

George R. Johnson                1997    126,370        43,317       864(g)     31,970       11,678(h)
Executive Vice President-- PCS   1996    125,449        56,015        --        11,976       12,893(m)
                                 1995    62,118(n)          --        --        20,000        1,062(d)

-------------------------
(a) Represents: (i) tax gross-ups for 1995 restricted stock awards; (ii) auto allowance; (iii) personal use of the Company aircraft; (iv) imputed income for life insurance benefits; and (v) matching contributions made by the Company to the 401(k) Plan.
(b) Represents: (i) tax gross-ups for 1995 restricted stock awards; (ii) auto allowance; (iii) country club dues; (iv) imputed income for life insurance benefits; and (v) matching contributions made by the Company to the 401(k) Plan.
(c) On April 24, 1995, the Compensation Committee awarded Messrs. Smith and Astor 15,000 shares each of restricted Common Stock in accordance with the provisions of the 1995 Employee Restricted Stock Plan. Restricted stock awards vest in three equal installments on the first, second and third anniversaries of the date of grant. The market value of the Company's Common Stock on the date of award was $14.125 per share.
(d) Represents matching contributions made by the Company to the 401(k) Plan on behalf of each of the Named Executive Officers.
(e) Represents: (i) tax gross-ups for 1995 restricted stock awards; (ii) auto allowance; (iii) imputed income for life insurance benefits; and (iv) matching contributions made by the Company to the 401(k) Plan.
(f) Represents: (i) tax gross-ups for 1995 restricted stock awards; (ii) auto allowance; (iii) imputed income for life insurance benefits; and (iv) matching contributions made by the Company to the 401(k) Plan.
(g) On July 30, 1997, the Board of the Directors of the Company awarded a total of 86,207 shares of restricted Common Stock to several individual employees. Restricted stock awards vest in three equal installments on the first, second and third anniversaries of the date of grant. The market value of the Company's Common Stock on the date of award was $16.125 per share.
(h) Represents: (i) auto allowance; (ii) imputed income for life insurance benefits; and (iii) matching contributions made by the Company to the 401(k) Plan.
(i)  Mr. Dir joined the Company in August 1996 as an executive officer.
(j) Represents: (i) auto allowance; (ii) imputed income for life insurance benefits; (iii) matching contributions made by the Company to the 401(k) Plan; and (iv) moving expenses.
(k) Mr. Jebbia joined the Company in January 1996 as an executive officer; however, his options were granted in December 1995.
(l) Represents: (i) moving expenses; (ii) auto allowance; (iii) imputed income for life insurance benefits; and (iv) matching contributions made by the Company to the 401(k) Plan.
(m) Represents: (i) auto allowance; (ii) imputed income for life insurance benefits; and (iii) matching contributions made by the Company to the 401(k) Plan.
(n) Mr. Johnson joined the Company in May 1995 and became an executive officer in August 1995.

OPTION GRANTS

         The following table sets forth information with respect to grants of stock options to each of the Named Executive Officers during the year ended December 31, 1997.


                            OPTION GRANTS DURING 1997

                                               INDIVIDUAL GRANTS(A)                             POTENTIAL REALIZABLE
                            ----------------------------------------------------------------          VALUE
                                         PERCENT OF                                              AT ASSUMED ANNUAL
                            NUMBER OF      TOTAL                                                   RATES OF STOCK
                            SECURITIES    OPTIONS                                               PRICE APPRECIATION
                            UNDERLYING   GRANTED TO                                             FOR OPTION TERM(B)
                             OPTIONS    EMPLOYEES IN  EXERCISE                   EXPIRATION   -----------------------
NAME                         GRANTED    FISCAL YEAR    PRICE      GRANT DATE        DATE         5%           10%
----                        ----------  ------------ ---------    ----------     ----------   --------   ------------
Allen E. Smith............    58,243         9.4%    $12.375       2/4/97         2/4/07      $453,280    $1,148,701
Fred G. Astor, Jr.........    33,040          5.3     12.375       2/4/97         2/4/07       257,136       651,633
Rodney R. Dir ............     9,259          1.5     12.375       2/4/97         2/4/07        72,059       182,611
Nicholas J. Jebbia .......    32,280          5.2     12.375       2/4/97         2/4/07       251,221       636,644
George R. Johnson ........    31,970          5.1     12.375       2/4/97         2/4/07       248,809       630,530

-------------------------

(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options will become exercisable as follows: (i) 50% of the options will become exercisable on the second anniversary of the date of grant; (ii) an additional 25% of the options will become exercisable on the third anniversary of the date of grant; and (iii) the remaining 25% of the options will become exercisable on the fourth anniversary of the date of grant.
(b)  Based on exercise price.


OPTION EXERCISES AND HOLDINGS

         During the year ended December 31, 1997, no stock options were exercised by the Named Executive Officers. The following table sets forth information with respect to each of the Named Executive Officers concerning the value of all unexercised options held by such individuals at December 31, 1997.


                         Fiscal Year-End Option Values

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING                 VALUE OF UNEXERCISED
                                                                    UNEXERCISED                IN-THE-MONEY OPTIONS
                                                                 OPTIONS AT FISCAL                      AT
                                                                     YEAR-END                    FISCAL YEAR-END
NAME                                                         EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE(A)
----                                                         -------------------------       ----------------------------
Allen E. Smith  .........................................         133,035/92,442                $1,128,634/313,270
Fred G. Astor, Jr........................................          90,780/55,756                   815,421/179,066
Rodney R. Dir ...........................................               0/29,259                          0/40,508
Nicholas J. Jebbia ......................................          10,000/42,280                     7,500/148,725
George R. Johnson .......................................          15,988/47,958                    32,747/172,616

-------------------------

(a)Represents the difference between the exercise price per share and the market value of the Common Stock at December 31, 1997.

BENEFIT PLANS

         Restricted Stock Plan . Under the Company's 1995 Employee Restricted Stock Plan adopted by the Board of Directors on April 24, 1995 and approved by stockholders on December 20, 1995 (the "Restricted Stock Plan"), 200,000 shares of authorized but unissued Common Stock (approximately 8.0% of the outstanding shares of Common Stock at December 31, 1997) are reserved for issuance, 121,207 shares of which were issued and outstanding as of December 31, 1997. The Restricted Stock Plan is administered by the Compensation/Stock Option Committee. The purpose of the Restricted Stock Plan is to further the growth and success of the Company by enabling selected employees of the Company to acquire shares of Common Stock of the Company, thereby increasing their personal interest in such growth and success and to provide a means of rewarding outstanding performance by such persons. Recipients of restricted stock awards generally have the rights and privileges of a stockholder of the Company, including the right to vote and receive dividends, except that the recipient may not sell, transfer or otherwise dispose of shares covered by the award until a specified time period, set by the Compensation/Stock Option Committee, has lapsed. Restricted stock awards vest in three equal installments on the first, second and third anniversaries of the date of grant.

         Employee Stock Option Plan . Under the Company's 1991 Employee Stock Option Plan (the "Employee Plan"), 3,000,000 shares of Common Stock have been authorized for issuance upon exercise of options. All employees of the Company and its subsidiaries are eligible to receive options under the Employee Plan. The Employee Plan is administered by the Compensation/Stock Option Committee. The purpose of the Employee Plan is to further the growth and success of the Company by enabling selected employees of the Company to acquire shares of Common Stock of the Company, thereby increasing their personal interest in such growth and success and to provide a means of rewarding outstanding performance by such persons. Options granted under the Employee Plan are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options generally become exercisable as to 50% two years after the date of grant, as to an additional 25% three years after the date of grant, and as to the remaining 25% four years after the date of grant. As of December 31, 1997, 2,176,628 options granted pursuant to the Employee Plan were outstanding.

         401(k) Plan . On February 1, 1995, the Company established a savings plan (the "401(k) Plan") qualified under Section 401(k) of the Code for the benefit of all full-time employees. A participant in the 401(k) Plan may contribute up to 10% of his or her compensation on a pre-tax basis under the 401(k) Plan. Also, under the 401(k) Plan, the Company makes matching contributions for each participant equal to one-half of the first 2% of annual compensation contributed by each participant. In addition, the Company may make, in its discretion, certain additional contributions that generally will be allocated to participants in proportion to compensation. The Company made $826,608 in contributions to the 401(k) Plan during 1997.

         Contributions made by, or on behalf of, a participant, and interest, earnings, gains or losses on such amounts, are credited to accounts maintained for the participant under the 401(k) Plan. A participant under the 401(k) Plan is fully vested in his or her pre-tax, matching and rollover contributions accounts. Vesting in a participant's discretionary profit sharing contribution account is based upon his or her years of service with the Company. A participant is initially 20% vested after the completion of one year of service with the Company. The participant's vested percentage increases by 20% for each subsequent year of service with the Company, so that the participant is 100% vested after the completion of five years of service. In addition, a participant becomes fully vested in his or her accounts upon retirement due to permanent disability, attainment of age 65 or death. Finally, the 401(k) Plan provides that the Board of Directors may at any time declare the 401(k) Plan partially or completely terminated, in which event the accounts of each participant with respect to whom the 401(k) Plan is terminated will become fully vested. In the event of a termination, partial termination or a complete discontinuance of contributions, the accounts of each affected participant will become fully vested.

COMPENSATION OF THE COMPANY'S DIRECTORS

         Director Fees and Related Matters . Prior to January 17, 1994, directors of the Company (other than those who were considered employees of the Company and received salaries for their services as such) did not receive cash compensation for their services on the Board of Directors. Pursuant to a policy instituted by the Company on January 17, 1994, the Company now compensates nonemployee directors $750 for each Board meeting attended in person, $200 for each Board meeting attended by telephone conference and $200 for each Board committee meeting attended (whether in person or by telephone conference). In addition, the Company reimburses nonemployee directors for out-of-pocket travel expenditures relating to their service on the Board. The Company provides to each of its directors (and to all of its employees) a free telephone and a monthly airtime allowance; the users are responsible for payment of all additional airtime charges and long distance and roaming charges they incur.

         For the year ended December 31, 1997, Messrs. Clifford, Lanier and Scott received additional compensation in consideration of their performance of certain advisory and administrative services for the Company in the amount of approximately $30,000, $40,000 and $30,000, respectively. Additionally, Messrs. Lanier and Scott participate in the 401(k) Plan under which they received profit sharing and matching contributions totaling approximately $1,600 and $1,200, respectively, in 1997. Such individuals will be paid similar compensation for the year ending December 31, 1998 in consideration of their performance of such services for the Company.

         Nonemployee Stock Option Plan . Under the Company's Nonemployee Stock Option Plan (the "Nonemployee Plan"), 400,000 shares of Common Stock are authorized for issuance upon exercise of options. All nonemployee directors of the Company, and all employees of affiliates of the Company, are eligible to receive options under the Nonemployee Plan. Options were granted to each nonemployee director upon his or her election or appointment as a director and are exercisable at the fair market value of the Common Stock (as determined by the Board) on the date of grant.

         On March 28, 1994, the Nonemployee Plan was amended to provide that options to purchase 10,000 shares of Common Stock (at an exercise price equal to the fair market value of the Common Stock on the date of grant) would be granted pursuant thereto to nonemployee directors upon their initial election or appointment to the Board. The Nonemployee Plan, as so amended, does not provide for discretionary option grants. Options generally become exercisable as to 50% two years after the date of grant, as to an additional 25% three years after the date of grant, and as to the remaining 25% four years after the date of grant. As of December 31, 1997, 193,650 options granted pursuant to the Nonemployee Plan were outstanding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1997, Messrs. Gabbard, Gressette, Weber and Scott constituted the Compensation/Stock Option Committee. Messrs. Gabbard, Weber and Scott are directors of ITC Holding, which as of February 1, 1998 held approximately 27.3% of the outstanding Common Stock of the Company. See "Election of Directors (Proposal 2) -- Certain Relationships and Related Transactions -- ITC Holding." Mr. Gressette is a director of SCANA, which as of February 1, 1998 held approximately 16.7% of the outstanding Common Stock of the Company. See "Election of Directors (Proposal 2) -- Certain Relationships and Related Transactions -- Other Transactions."

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Commission, in whole or in part, the following report and the Stock Performance Chart which follows shall not be deemed to be incorporated by reference into any such filing.

         The Company's compensation program is based on two major principles. First, the Company strives to provide competitive levels of compensation -- at performance levels that meet or exceed stated objectives -- in order to attract, motivate and retain skilled and experienced executives. Second, the compensation program is structured to create a common interest between the Company's executives and the Company's stockholders by linking a significant portion of each executive's compensation directly to increases in stockholder value.

         The executive compensation program is designed to reward performance that directly contributes to the Company's short-term and long-term success. Accordingly, the Company generally provides both short-term and long-term incentive compensation that varies based on Company and/or business unit performance.

         The three major components of the compensation program are base salary, annual cash incentives and long-term incentives (stock options and restricted stock awards). The Company's philosophy is: (i) to pay to its executives base salaries that generally alone (without the other compensation elements) provide compensation equal to total compensation in the bottom quartile of the range of total compensation generally paid to executives by comparable companies; (ii) to provide cash incentive awards that, if fully earned, raise the executives' total cash compensation (base salary plus cash awards) to the middle of the range of total compensation generally paid to executives by comparable companies; and
(iii) to provide long-term incentives in the form of stock options and restricted stock awards that, if fully earned, raise the executives total compensation (cash and equity) to the 75th percentile of the range of total compensation generally paid to executives by comparable companies. The Company analyzes the range of compensation provided by comparable companies based on information provided by publicly traded wireless telecommunications companies and on survey data provided by Hay Management Consultants, an internationally recognized independent consulting firm.

         Base Salary . Salary levels are based on the level of compensation generally paid to executives by comparable companies, as described above, and on each individual executive's responsibilities with the Company and his performance in that role. Consequently, executives with higher levels of sustained performance over time and/or executives assuming greater responsibilities will be paid correspondingly higher salaries. Salaries for executives are reviewed annually with respect to a number of factors, including individual performance, Company and (where appropriate) business unit results (including revenue, net income or loss, and cash flow), and general levels of salary increases in comparable companies.

         Management Incentive Compensation Plan . The Company's Management Incentive Compensation Plan (the "Incentive Plan") provides competitive cash compensation opportunities for Incentive Plan participants based on Company and/or business unit performance. Incentive cash awards are paid annually if performance objectives are achieved.

         The Compensation/Stock Option Committee develops, and the Board of Directors reviews and approves, the criteria and financial targets established for Incentive Plan participants each year. For 1997, the Incentive Plan included targets for: (i) total revenues; (ii) operating income; (iii) cost per net add;
(iv) ending subscribers; and (v) capital expenditures. Each factor was weighted equally.

         Annual cash incentive bonus opportunities vary by individual position and are expressed as an annual cash objective and as a percentage of total compensation mix. The amount a particular executive may earn is dependent on the individual's position, responsibility and ability to influence the Company's financial success. No bonus is payable if the Company does not achieve at least 70% of the Incentive Plan's targets, and bonus payments are capped at achievement of 300% of the Incentive Plan's targets.

         Long-term Incentive Compensation . The Company's long-term incentive compensation, reflected in the Employee Plan and the Restricted Stock Plan, is designed to focus executive efforts on the long-term goals of the Company, including the important goal of maximizing total return to the Company's stockholders.

         The Company believes that stock options align the interests of employees with those of stockholders by providing value to employees through stock price appreciation. Stock option grants are made by the Compensation/Stock Option Committee. The Company generally grants options with an exercise price equal to the fair market value of the Common Stock on the date of the option grant. Option grants and the number of shares reserved for issuance under the Employee Plan are established by analysis of practices at comparable companies. The number of options actually granted to a particular participant is based on the Company's financial success and the individual's position and level of responsibility within the Company.

         Under the Company's Restricted Stock Plan the Company may issue to eligible employees shares of the Company's Common Stock that are subject to certain restrictions, non-transferable during the restriction period and subject to forfeiture if the employee leaves the Company during the restriction period. The Compensation/Stock Option Committee establishes a period of time or performance goals that apply to restricted shares issued with respect to each award pursuant to the Restricted Stock Plan. Performance goals can be based on one or more business criteria that apply to the individual recipient, a business unit (where appropriate) or the Company. Performance goals generally will be based on stock price, sales, earnings per share, earnings before taxes or return on net assets. Performance goals may include positive results, maintaining the status quo or limiting economic losses.

         Other. In addition to the compensation paid to executive officers as described above, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to the Company's 401(k) Plan. See "-- Benefit Plans."

         1997 Compensation of Chief Executive Officer . As previously described, the Compensation/Stock Option Committee considers several factors in developing an executive compensation package. For the Chief Executive Officer, these factors generally include compensation practices of comparable companies, individual performance, experience, achievement of strategic goals, and the Company's financial and operational results. Specific actions taken by the Compensation/Stock Option Committee regarding Mr. Smith's compensation for 1997 are summarized below.

                  Base Salary. The Chief Executive Officer's 1997 base salary was $196,119, an increase of 4% over his 1996 base salary. Mr. Smith's salary increase reflects the Company's growth in revenues, net income, cash flow and stockholder value. Effective November 1, 1997, the Compensation/Stock Option Committee increased Mr. Smith's annual base salary to $250,000 per year, an increase of 25% over his previous base salary.

                  Annual Incentive. In addition, Mr. Smith received an annual cash incentive award for 1997 of $227,449. This award was based on results for the year, which exceeded the performance benchmarks established by the Compensation/Stock Option Committee and the Board of Directors. Mr. Smith's 1997 incentive targets were exceeded by an average of 0.9%. The Company believes that Mr. Smith's total 1997 cash (salary plus incentive) compensation was below the average total cash compensation paid to chief executives by comparable companies.

                  Long-term Incentive. Mr. Smith is eligible to participate in the Employee Plan and Restricted Stock Plan. During 1997, Mr. Smith was granted options to purchase 58,243 shares of Common Stock at an exercise price of $12.375 (the fair market value of the Common Stock on the date of option grant). Such options become exercisable with respect to: (i) 50% of the shares issuable thereunder on the second anniversary of the date of grant; (ii) an additional 25% of the shares issuable thereunder on the third anniversary of the date of grant; and (iii) the remaining 25% of the shares issuable hereunder on the fourth anniversary of the date of grant.

                  Pay Deductibility Limit. Under a 1993 amendment to the Code and proposed federal tax regulations, public companies are prohibited from receiving a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four other most highly compensated executive officers for any fiscal year. The prohibition does not apply to certain performance based compensation. The Company takes into consideration this compensation deductibility limit in structuring its compensation programs and in determining executive compensation. At this time, the Company's applicable executive officer compensation does not exceed $1 million, and the Company does not expect that it is likely to be affected by these nondeductibility rules in the near future.

                       COMPENSATION/STOCK OPTION COMMITTEE

                                   O. Gene Gabbard
                                   Lawrence M. Gressette, Jr.
                                   William B. Timmerman
                                   William H. Scott, III

COMPARATIVE COMPANY PERFORMANCE

         The graph shown below is a line-graph presentation comparing the Company's cumulative stockholder return on an indexed basis based on an investment of $100 on December 31, 1993 with the CRSP Index for Nasdaq Telecommunications Stocks and the CRSP Index for the Nasdaq National Market (U.S. Companies).

                COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

                                                                    CRSP INDEX
                                        CRSP NASDAQ                 FOR NASDAQ
        MEASUREMENT PERIOD              STOCK MARKET            TELECOMMUNICATIONS
       (FISCAL YEAR COVERED)          (U.S. COMPANIES)                STOCKS                POWERTEL, INC.
       ---------------------          ----------------          ------------------          --------------
             12/31/93                      100.00                      100.00                    100.00
             12/31/94                       97.75                       83.46                    131.82
             12/31/95                      138.24                      109.28                    206.06
             12/31/96                      170.02                      111.66                    148.48
             12/31/97                      208.54                      165.45                    203.03


NOTES:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighed daily, using the market capitalization on the previous trading day.
C. If the fiscal year end is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to 100.00 on December 31, 1993.
E. The Company's Common Stock began trading on the Nasdaq Stock Market on February 7, 1994.

[PERFORMANCE GRAPH TO BE INSERTED]

BENEFICIAL OWNERSHIP OF CAPITAL STOCK

         The following table provides information, as of March 23, 1998 concerning beneficial ownership of Common Stock by: (i) each person or entity known by the Company to beneficially own more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each Named Executive Officer; and (iv) all directors and executive officers of the Company as a group. The information in the table is based on information from the named persons regarding ownership of Common Stock. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                                      AMOUNT AND       PERCENT OF
                                                                      NATURE OF          COMMON
                                                                      BENEFICIAL         STOCK
NAME AND ADDRESS(A) OF BENEFICIAL OWNER                              OWNERSHIP(B)     OUTSTANDING
---------------------------------------                              ------------     -----------
ITC Holding Company, Inc.(c) ......................................   7,337,811          27.3%
SCANA Communications, Inc.(d) .....................................   4,494,892          16.7
W.R. Huff(e) ......................................................   2,129,350           8.0
The Huff Alternative Income Fund, L.P.(f) .........................   2,078,100           7.8
Fred G. Astor, Jr.(g)(h) ..........................................     117,021             *
Donald W. Burton(g)(i) ............................................   1,588,727           5.9
Bert G. Clifford(g)(j) ............................................   1,192,136           4.5
Rodney D. Dir .....................................................       5,362             *
O. Gene Gabbard(g)(k) .............................................     196,191             *
Lawrence M. Gressette, Jr .........................................          --            --
Nicholas J. Jebbia(g) .............................................      14,489             *
George R. Johnson(g) ..............................................      21,852             *
Campbell B. Lanier, III(g)(k)(l) ..................................     236,491             *
Maurice P. O'Connor(g)(m) .........................................      84,915             *
William H. Scott, III(g)(o) .......................................      62,300             *
Allen E. Smith(g) .................................................     165,885             *
William B. Timmerman ..............................................          --            --
Donald W. Weber(g) ................................................      22,000             *
All executive officers and directors as a group (16 persons)(g)-(o)   3,553,855          13.0

----------
 *   Less than one percent.

(a) The addresses of the beneficial owners of more than 5% of the Common Stock are as follows: ITC Holding -- 1239 O.G. Skinner Drive, West Point, Georgia 31833; SCANA Communications, Inc. -- 440 Knox Abbott Drive, Suite 240, Cayce, South Carolina 29033; Mr. Huff and The Huff Alternative Income Fund, L.P. -- 67 Park Place, Morristown, New Jersey 07960; and Mr. Burton -- 614 West Bay Street, Suite 200, Tampa, Florida 33606.
(b) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from March 23, 1998. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(c) ITC Holding has pledged all of its stock in the Company to certain lenders in connection with a credit facility.
(d) Does not include: (i) 4,545,450 shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock; and (ii) 1,764,706 shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock.

(e) Includes 2,078,100 shares held by The Huff Alternative Income Fund, L.P. and 51,250 shares held by Mr. Huff in his personal account. Mr. Huff is president of Paladin Court Co., Inc., the general manager of WRH Partners, LLC, which is the general partner of The Huff Alternative Income Fund, L.P. Mr. Huff disclaims beneficial ownership of the shares held by The Huff Alternative Income Fund, L.P.
(f) Does not include 1,764,706 shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock.
(g) Includes the following shares that the named individuals have the right to purchase within 60 days from March 23, 1998 pursuant to options:

          Fred G. Astor, Jr.                                       92,621
          Donald W. Burton                                          5,000
          Bert G. Clifford                                         11,100
          O. Gene Gabbard                                          20,000
          Nicholas J. Jebbia                                       10,000
          George R. Johnson                                        20,988
          Campbell B. Lanier, III                                  10,000
          Maurice P. O'Connor                                      78,940
          William H. Scott, III                                    40,000
          Allen E. Smith                                          139,285
          Donald W. Weber                                          20,000
                                                                   ------
          Total                                                   467,301
                                                                  =======


(h) Includes 1,000 shares and 300 shares held of record by Mr. Astor's wife and minor sons, respectively. Mr. Astor disclaims beneficial ownership of such shares.
(i) Includes 464,417 shares held of record by The Burton Partnership, Limited Partnership, of which Mr. Burton is the sole general partner; 654,893 shares held of record by South Atlantic Venture Fund II, Limited Partnership, of which South Atlantic Venture Partners II, Limited Partnership is the sole general partner, of which Mr. Burton is the managing general partner; and 464,417 shares held of record by South Atlantic Venture Fund III, Limited Partnership, of which South Atlantic Venture Partners III, Limited Partnership is the sole general partner, of which Mr. Burton is the managing general partner.
(j) Includes 542,176 shares held of record by Coral B. Clifford, Mr. Clifford's wife.
(k) Includes 176,191 shares held of record by The Charitable Remainder Education Trust III, of which Messrs. Gabbard and Lanier are trustees. Messrs. Gabbard and Lanier disclaim beneficial ownership of these shares.
(l) Includes 2,200 shares held of record by Jane Lanier, Mr. Lanier's wife, and 500 shares held by Mr. Lanier as custodian for his son. Mr. Lanier disclaims beneficial ownership of such shares.
(m) Includes 105 shares held by Mr. O'Connor as trustee for his son and 100 shares held by Mr. O'Connor's wife as trustee for his daughter.
(n)  Includes warrants to purchase 128 shares which are exercisable immediately.
(o) Includes 500 shares held of record by Martha Scott, Mr. Scott's wife, individually, 3,600 shares held by Martha Scott as trustee, and 100 shares held of record by Mr. Scott's minor daughter. Mr. Scott disclaims beneficial ownership of such shares.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 3)

         The Board of Directors has appointed the firm of Arthur Andersen LLP to continue as independent public accountants for the Company for the year ending December 31, 1998, subject to ratification of such appointment by the stockholders. Arthur Andersen LLP has served as the Company's independent public accountants since 1991. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP, independent certified public accountants, to audit the books and accounts of the Company for the year ending December 31, 1998. No determination has been made as to what action the Board of Directors would take if the stockholders do not ratify the appointment.

         Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE AND RELATED MATTERS

         The approval by a majority of the total votes cast on the proposal is required to approve the proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1998.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         The Company provides all stockholders with the opportunity, under certain circumstances, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the next Annual Meeting of Stockholders, which currently is expected to be held in May 1999. To enable management to analyze and respond adequately to proposals and to prepare appropriate proposals for presentation in the Company's Proxy Statement for the next Annual Meeting of Stockholders, any such proposal should be submitted to the Company no later than January 20, 1999, to the attention of its Secretary, at its principal place of business in West Point, Georgia. Stockholders may also submit the names of individuals who they wish to be considered by the Board of Directors as nominees for directors.

                                VOTING PROCEDURES

         Stockholders' votes will be tabulated by the persons appointed by the chairman of the Annual Meeting to act as inspectors of election for the Annual meeting. All shares represented and entitled to vote on a proposal, whether voted for or against the proposal, or abstaining from voting, will be counted as present and entitled to vote on the proposal. Accordingly, an abstention from voting on the proposal by a stockholder present in person or represented by proxy at the Annual Meeting will have the same legal effect as a vote against the matter, even though the stockholder may interpret an abstention differently.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Company hereby incorporates by reference into this Proxy Statement the following sections of the Company's annual report on Form 10-K for the year ended December 31, 1997: (i) Management's Discussion and Analysis set forth at pages 22 through 31 thereof; (ii) Consolidated Financial Statements set forth at pages F-3 through F-6 thereof; (iii) Notes to Consolidated Financial Statements set forth at pages F-7 through F-21 thereof; and (iv) Report of Independent Auditors set forth at page F-2 thereof.

         The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents referred to above which have been incorporated by reference in this Proxy Statement. Such written or oral request should be directed to Fred G. Astor, Jr., Executive Vice President and Chief Financial Officer, Powertel, Inc., 1233 O.G. Skinner Drive, West Point, Georgia 31833; (706) 645-2000.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information can be obtained from the Public Reference Section of the Commission, Washington. D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the internet at http://www.sec.gov that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system. The Common Stock of the Company is traded on the Nasdaq National Market (Symbol: PTEL), and such reports, proxy statements and other information concerning the Company also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

         A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. THE COMPANY HAS FILED AN ANNUAL REPORT ON FORM 10-K FOR ITS 1997 FISCAL YEAR WITH THE COMMISSION. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K BY WRITING TO OR TELEPHONING FRED G. ASTOR, JR., EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, POWERTEL, INC., 1233 O.G. SKINNER DRIVE, WEST POINT, GEORGIA 31833; (706) 645-2000.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board of Directors.

                                   By Order of the Board of Directors


                                   ---------------------------------------
                                   Allen E. Smith
                                   Chief Executive Officer


West Point, Georgia
Dated:  April   , 1998

                                                                        APPENDIX

                                                              [Preliminary Copy]


                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF STOCKHOLDERS OF
                                 POWERTEL, INC.
                             TO BE HELD MAY 21, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints ALLEN E. SMITH and FRED
G. ASTOR, JR. and each of them his true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of Powertel, Inc. ("Powertel") that the undersigned would be entitled to vote at the 1998 Annual Meeting of Stockholders of Powertel to be held on May 21, 1998 at The Cotton Duck, 6101 20th Avenue, Valley, Alabama 36854 at 10:00 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) FOR PROPOSAL 1 TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO THE THIRD RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 55,000,000 SHARES TO 100,000,000 SHARES; (II) FOR PROPOSAL 2 TO ELECT THE THREE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS, EACH FOR A THREE-YEAR TERM; (III) FOR PROPOSAL 3 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1998; AND (IV) AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

         PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. PROPOSAL to approve and adopt the proposed amendment to the Third Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 55,000,000 shares to 100,000,000 shares.

               [ ] FOR               [ ]  AGAINST             [ ] ABSTAIN

2.   ELECTION OF DIRECTORS:

             CAMPBELL B. LANIER, III
             ALLEN E. SMITH
             LAWRENCE M. GRESSETTE, JR.

     [ ]   FOR all nominees                  [ ]   WITHHOLD AUTHORITY to
           listed (except as                       vote for all nominees
           marked to the contrary)

          (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)











3. PROPOSAL to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the year ending December 31, 1998.

               [ ] FOR               [ ]  AGAINST             [ ] ABSTAIN

4. IN THEIR DISCRETION, to act upon such other business as may properly come before the meeting or any adjournment thereof.


                              Dated:                                     , 1998
                                    -------------------------------------

                              -------------------------------------------------
                              Signature of Stockholder(s)

                              -------------------------------------------------
                              Signature of Stockholder(s)


                              Please sign exactly as name or names appear hereon. Where more than one owner is shown on a stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.